UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ENERGYS GROUP LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Franklyn House, Daux Road Billingshurst, West Sussex United Kingdom	RH149SJ

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
To be so registered	each class is to be registered
Ordinary Shares, $0.0001 par value	The Nasdaq Capital Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-275956 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the ordinary shares, par value $0.0001 per share, of Energys Group Limited (the “Registrant”) being registered hereunder is set forth under the caption “Description of Share Capital” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form F-1, File No. 333-275956 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on December 8, 2023, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such description is hereby incorporated herein by reference.

Item 2. Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Capital Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENERGYS GROUP LIMITED

Date: March 1, 2023	By:	/s/ Kevin Cox
	Name:	Kevin Cox
	Title:	Chief Executive Officer and Executive Director